UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	01-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     At their meetings on April 20, 2010, the Boards of Directors of Commonwealth Bankshares, Inc. (the "Company") and its subsidiary Bank of the Commonwealth (the "Bank") appointed Richard J. Tavss, a member of both Boards since 1988, to serve as Chairman of both Boards, replacing Edward J. Woodard, Jr. who has served as Chairman of both Boards since 1988. Mr. Woodard will continue to serve as a member of the Company and Bank Boards as well as President and Chief Executive Officer of the Company and Bank, a position he has held with the Company since 1988 and with the Bank since 1973.

     Additional information concerning Mr. Tavss, including his business experience, is incorporated by reference from the section captioned "The Board of Directors" under Part III, Item 10. Directors, Executive Officers and Corporate Governance in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.

     Effective April 20, 2010, Raju V. Uppalapati resigned as a member of the Boards of the Company and Bank to focus all of his time on his business activities, as they have become very demanding. Mr. Uppalapati will continue to serve as Chairman of the Bank's Eastern North Carolina Advisory Board.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release, dated April 23, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.
Date: April 23, 2010	By: /s/ CYNTHIA A. SABOL, CPA Name: Cynthia A. Sabol, CPA Title: Executive Vice President and Chief Financial Officer